UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2009

QLT Inc.
 (Exact name of registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 101, Vancouver, B.C. Canada,	V5T 4 T5
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

QLT Inc. announced today that on July 7, 2009, its wholly-owned subsidiary, QLT USA, Inc. (“QLT USA”), along with MediGene AG (“MediGene”), QLT USA’s European licensee of its Eligard ® products, and Astellas Pharma GmbH, Astellas B.V. and Astellas Pharma Europe Ltd. (collectively, “Astellas”), QLT USA’s European sublicensee of its Eligard ® products, entered into an amicable settlement for the infringement proceedings before the Regional Court Düsseldorf, Germany (the “Infringement Proceedings”) brought by Takeda Chemical Industries Ltd., Wako Pure Chemical Industries, Ltd. and Takeda Pharma GmbH (collectively, the “Patentees”) against MediGene and Astellas with regard to QLT USA’s Eligard ® product marketed by MediGene and Astellas in Germany based on the German part of European Patent 0 202 065 (the “’065 patent”) of the Patentees; and the nullity proceedings before the Federal Court of Justice in Germany (the “Nullity Proceedings”) regarding the German part of the ‘065 patent brought by MediGene against the Patentees. Under the terms of the settlement agreement, the Patentees are to file a brief for withdrawal from the Infringement Proceedings and the defendants in the Infringement Proceedings are to consent to the withdrawal. MediGene filed a brief for withdrawal from the Nullity Proceedings on July 8, 2009. Each party assumes its own costs and there shall by no monetary compensation paid by any party to any other party.

The information set forth herein is not deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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QLT INC.

Date: July 14, 2009	By:	/s/ Cameron Nelson
	Name:	Cameron Nelson
	Title:	Vice President, Finance and Chief Financial Officer